Exhibit 99.1

Nava HEALTH MD, Inc. AND 99 ACQUISITION GROUP, INC. ANNOUNCE MERGER AGREEMENT FOR NAVA HEALTH TO BECOME A PUBLICLY TRADED ENTITY

●	Nava Health MD, Inc. (“Nava Health”) has entered into a definitive merger agreement with 99 Acquisition Group, Inc. (NASDAQ: NNAG)

●	Nava Health is an emerging innovator providing integrative, functional, preventative, and regenerative healthcare

●	Nava Health 2023 Revenues grew approximately 81% driven by significantly increased customer visits and improved location economics

●	Strong shareholder alignment with team led by Nava Health founder Bernie Dancel

●	Transaction represents potential equity value of $320 million for Nava Health

●	Transaction expected to be complete in second quarter 2024, subject to regulatory approvals and other closing conditions

Columbia, MD, February 13, 2024— Nava Health MD, Inc. (“Nava Health”), a vertically integrated, tech-enabled chain of healthcare centers that combines integrative, functional, preventive, and regenerative medicine, and 99 Acquisition Group, Inc. (Nasdaq: NNAG), a publicly traded special purpose acquisition company (“99 Acquisition”), today announced they have entered into a definitive merger agreement (the “Merger Agreement”). Upon closing the proposed transaction, 99 Acquisition will be renamed Nava Health MD, Inc. and expects to remain listed on the Nasdaq Stock Market.

Hiren Patel, Chairman and Chief Executive Officer of 99 Acquisition, commented, “Nava Health provides a compelling investment opportunity for our stockholders. Management has demonstrated impressive growth to date and is creating a premier brand in a quickly growing market sector. We are confident that the Nava Health team is positioned to continue to scale the business to drive profitability, growth and long term returns for stockholders.”

Bernie Dancel, CEO of Nava Health, welcomed the signing of the agreement, saying, “We are at an exciting point in our growth, coming off of a strong 2023 with significant increases to our customer base which drove considerable improvements in the unit economics at our locations. Not every person responds to traditional healthcare options, and I founded this company with the mission to help our clients ‘feel their 100%’ through comprehensive, personalized, wellness treatment plans, services and products. Our goal is to significantly broaden the reach of our data driven approach to the development of customized treatments. We have seen tremendous growth in the past year from our four existing locations averaging over $6 million per location, which we believe is a testament to the increasing demand for personalized healthcare solutions. In fact, with the demand we are seeing for our offerings, we have started our national expansion with eight new locations currently under lease and expected to open this year. Furthermore, following the closing of this transaction, we anticipate opening additonal locations in 2024 and 2025. We believe listing on Nasdaq through a partnership with 99 Acquisition is an ideal pathway for us to raise additional capital and fund our strategic initiatives going forward.”

Nava Health uses AI-powered technology, proprietary data and automation to drive the continuous optimization of Nava Health’s backend systems, front end client support and medical outcomes. Nava Health’s Customized Vitality Plans (CVP) factor in medical history, proprietary Q&A data and advanced diagnostics to generate personalized treatment plans, reducing manual workload and empowering patients. Nava Health’s revenue has grown from $6.7 million in 2021 to approximately $24.8 million in 2023. The revenue for 2023 grew approximately 81% when compared to 2022 revenue, with Adjusted EBITDA growth of approximately 173% in 2023. Additionally, Nava Health saw an approximate 62% increase in total appointments in 2023, with an approximate 12% increase in revenue per appointment.

The aforementioned financial data for the year ended December 31, 2023 is unaudited. This information is preliminary and subject to change. As such, Nava Health’s actual results may differ from the estimated preliminary results provided herein.

Key Transaction Terms

99 Acquisition has entered into a Merger Agreement with Nava Health, dated February 12, 2024, pursuant to which 99 Acquisition will acquire 100% of the equity securities of Nava Health, with Nava Health becoming a wholly-owned subsidiary of 99 Acquisition. In exchange for their equity securities, the shareholders of Nava Health will receive an aggregate number of shares of common stock of 99 Acquisition having a total value equal to $320 million at the closing of the proposed transaction.

The proposed transaction has been approved by the boards of directors of Nava Health and 99 Acquisition. The proposed transaction is subject to approval by the stockholders of 99 Acquisition and the shareholders of Nava Health, as well as the satisfaction or waiver of other customary closing conditions, including a registration statement on Form S-4 containing a proxy statement/prospectus being filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

Any cash remaining on the combined company’s balance sheet at the closing of the proposed transaction, after any potential shareholder redemptions and the settlement of transaction-related expenses, is expected to be utilized by the combined company for working capital, growth, and other general corporate purposes. The proposed transaction is expected to be completed in the second quarter of 2024.

Additional information about the proposed transaction, including a copy of the Merger Agreement and an investor presentation, will be provided in a Current Report on Form 8-K to be filed by 99 Acquisition with the SEC and available at www.sec.gov.

Investor Conference Call Information

Nava Health and 99 Acquisition Group will host a conference call to discuss the proposed transaction, today, February 13, 2024 at 10am ET. A slide deck will accompany the prepared remarks.

To join the call via telephone, please dial (888) 506-0062 (US) or (973) 528-0011 (International) and use code 781124. The call may also be accessed using the following link:

https://www.webcaster4.com/Webcast/Page/3020/49878

A replay of the teleconference will be available by dialing (877) 481-4010 (US) or (919) 882-2331 (International), using code 49878. The replay will be available through February 21, 2024.

Advisors

Gordon Feinblatt LLC is serving as legal counsel for Nava Health and Loeb & Loeb LLP is serving as legal counsel for 99 Acquisition.

About Nava Health:

Nava Health is a leading integrative medical center committed to providing client-centered, functional, and integrative healthcare. With a team of highly skilled medical professionals and a dedication to cutting-edge technology, Nava Health aims to redefine the healthcare experience. By combining traditional medicine with complementary therapies, Nava Health delivers personalized care that addresses the root causes of health issues. Nava Health is at the forefront of the integrative healthcare movement with multiple centers nationwide.

About 99 Acquisition

99 Acquisition Group, Inc. is a blank check company that was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Important Information about the Proposed Business Combination and Where to Find It

This press release relates to a proposed transaction between 99 Acquisition and Nava Health. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed business combination, 99 Acquisition, Nava Health and/or a successor entity of the transaction intends to relevant materials with the SEC, including a registration statement on Form S-4 containing a proxy statement/prospectus (the “Registration Statement”) with the SEC. The Registration Statement will include a proxy statement/prospectus to be distributed to holders of 99 Acquisition’s common stock in connection with 99 Acquisition’s solicitation of proxies for the vote by 99 Acquisition’s stockholders with respect to the proposed transaction and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of securities to be issued to Nava Health’s shareholders in connection with the proposed business combination. After the Registration Statement has been filed and declared effective, 99 Acquisition will mail a definitive proxy statement, when available, to its stockholders.

Before making any voting or investment decision, investors and security holders and other interested parties are urged to read the Registration Statement, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about 99 Acquisition, Nava Health and the proposed business combination. Copies of these documents may be obtained free of charge at the SEC’s website at www.sec.gov. The documents filed by 99 Acquisition with the SEC also may be obtained free of charge upon written request to 99 Acquisition at c/o 99 Acquisition Corp., 14 Noblewood Ct, Gaithersburg, MD 20878.

Participants in the Solicitation

99 Acquisition and its directors and executive officers may be deemed participants in the solicitation of proxies from 99 Acquisition’s securityholders with respect to the proposed transaction under the rules of the SEC. Securityholders may obtain more detailed information regarding the names, affiliations, and interests of certain executive officers and directors of 99 Acquisition in the solicitation by reading 99 Acquisition’s Registration Statement and other relevant materials filed with the SEC in connection with the proposed transaction when they become available. Information about 99 Acquisition’s directors and executive officers and their ownership of 99 Acquisition’s common stock is set forth in its prospectus related to its initial public offering dated August 21, 2023. Other information regarding the interests of participants in the proxy solicitation, which, in some cases, may be different from those of 99 Acquisition’s securityholders generally, will be set forth in the Registration Statement relating to the transaction when it becomes available. These documents can be obtained free of charge at the SEC’s web site at www.sec.gov.

Nava Health and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from 99 Acquisition’s securityholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the Registration Statement for the proposed transaction.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the parties’ ability to close the proposed transaction, the anticipated benefits of the proposed transaction, and the financial condition, results of operations, earnings outlook and prospects of 99 Acquisition and/or the proposed transaction and may include statements for the period following the consummation of the proposed transaction. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of 99 Acquisition and Nava Health, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including: risks related to Nava Health’s businesses and strategies; the ability to complete the proposed transaction due to the failure to obtain approval from the shareholders of 99 Acquisition and/or Nava Health or satisfy other closing conditions set forth in the Merger Agreement; the amount of any redemptions by existing holders of 99 Acquisition’s common stock; the ability to recognize the anticipated benefits of the proposed transaction; other risks and uncertainties included under the header “Risk Factors” in the Registration Statement to be filed by 99 Acquisition, Nava Health and/or a successor entity of the proposed transaction, in the final prospectus of 99 Acquisition for its initial public offering dated August 21, 2023; and in 99 Acquisition’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Nava Health and 99 Acquisition assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Nava Health nor 99 Acquisition gives any assurance that Nava Health, 99 Acquisition or the combined company will achieve its expectations.

For more information contact:

Nava Health MD, Inc.

John Nesbett/Jennifer Belodeau

IMS Investor Relations

Phone: (203) 972-9200

Email: nava@imsinvestorrelations.com

99 Acquisition Group, Inc.

Hiren Patel, CEO

Phone: 703-371-4260

Email: hpatel@intelvative.com